Exhibit 10.1

GUARANTY

THIS GUARANTY (this “Guaranty”) is made as of April 11, 2025, by NanoVibronix, Inc., a Delaware corporation (“Guarantor”), in favor of Alpha Capital Anstalt, having an address at c/o LHX Corp., 510 Madison Avenue, Suite 1401, New York, NY 10022 (together with each of their respective successors and assigns, collectively, “Lender”).

RECITALS:

A. ENvue Medical Holdings, Corp. (“Borrower”) has executed and delivered that certain Promissory Note dated as of April 11, 2025 (as it may hereafter be modified, supplemented, extended, or renewed and in effect from time to time, the “Note”) in favor of Lender, which Note sets forth the terms and conditions of a loan (said loan, together with all advances which may hereafter be made pursuant to the Note, being referred to herein as the “Loan”) in the original principal amount of $360,000.

B. Guarantor has received and will in the future receive direct or indirect benefit from Lender’s making of the Loan to Borrower and Borrower’s use of the proceeds thereof. Guarantor is a direct parent of the Borrower.

C. Any capitalized term used and not defined in this Guaranty shall have the meaning given to such term in the Note. This Guaranty is one of the Loan Documents described in the Note.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and as a material inducement to Lender to extend credit to Borrower, Guarantor hereby guarantees to Lender the prompt and full payment and performance of the Guaranteed Obligations (defined below), this Guaranty being upon the following terms and conditions:

1. Guaranteed Obligations. Guarantor hereby unconditionally and irrevocably guarantees to Lender the punctual payment when due, and not merely the collectability, whether by lapse of time, by acceleration of maturity, or otherwise, and at all times thereafter the payment of the Guaranteed Obligations (hereinafter defined). As used herein, the term “Guaranteed Obligations” shall mean all obligations and liabilities of Borrower under the Note, including, without limitation, for principal, interest and any other amounts due and payable by Borrower under the Note.

2. Certain Agreements and Waivers by Guarantor.

(a) Guarantor hereby agrees that each of the following shall constitute Events of Default hereunder (i) the occurrence of an “Event of Default” as defined in the Note, (ii) the occurrence of a default by Guarantor in payment of the Guaranteed Obligations, or any part thereof, when such indebtedness becomes due and (iii) the dissolution, bankruptcy, insolvency, and/or termination of Guarantor.

(b) Upon the occurrence of any Event of Default hereunder, the Guaranteed Obligations, for purposes of this Guaranty, shall be deemed immediately due and payable at the election of Lender. Guarantor shall pay on demand the Guaranteed Obligations to Lender. It shall not be necessary for Lender, in order to enforce such payment, first to (i) institute suit or pursue or exhaust any rights or remedies against Borrower or others liable for the Guaranteed Obligations, (ii) enforce any rights against any security that shall ever have been given to secure the Guaranteed Obligations, (iii) join Borrower or any others liable for the payment or performance of the Guaranteed Obligations or any part thereof in any action to enforce this Guaranty and/or (iv) resort to any other means of obtaining payment or performance of the Guaranteed Obligations. The Guarantor waives all rights and defenses to the enforcement of this Guaranty based on any of the foregoing.

3. Assignment by Lender. This Guaranty is for the benefit of Lender and Lender’s successors and assigns, and in the event of an assignment of the Guaranteed Obligations, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Guaranteed Obligations so assigned, may be transferred with such Guaranteed Obligations. Guarantor waives notice of any transfer or assignment of the Guaranteed Obligations, or any part thereof, and agrees that failure to give notice will not affect the liabilities of Guarantor hereunder.

4. Governing Law. This Guaranty and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Guaranty, the other Loan Documents and the transactions contemplated hereby and thereby shall be governed by the laws of the State of New York (disregarding any laws of the State of New York that may require the applications of the laws of another jurisdiction).

5. Invalidity of Certain Provisions. If any provision of this Guaranty or the application thereof to any person or circumstance shall, for any reason and to any extent, be declared to be invalid or unenforceable, neither the remaining provisions of this Guaranty nor the application of such provision to any other person or circumstance shall be affected thereby, and the remaining provisions of this Guaranty, or the applicability of such provision to other persons or circumstances, as applicable, shall remain in effect and be enforceable to the maximum extent permitted by applicable Law.

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6. Payments. All sums payable under this Guaranty shall be paid in lawful money of the United States of America that at the time of payment is legal tender for the payment of public and private debts.

7. Notices. Any and all notices, elections, demands, requests and responses thereto permitted or required to be given under this Guaranty shall be given in accordance with Section 9.1 of the Note.

8. Further Assurances. Guarantor at Guarantor’s expense will promptly execute and deliver to Lender upon Lender’s reasonable request all such other and further documents, agreements, and instruments in compliance with or accomplishment of the agreements of Guarantor under this Guaranty.

9. Counterparts; Integration; Effectiveness. This Guaranty may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Guaranty and the other Loan Documents constitute the entire contract between the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Guaranty or the other Loan Documents by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Guaranty or the other Loan Documents, as applicable.

10. Entire Agreement. This Guaranty and the other Loan Documents embodies the entire agreement between Lender and Guarantor with respect to the guaranty by Guarantor of the Guaranteed Obligations. This Guaranty supersedes all prior agreements and understandings, if any, with respect to guaranty by Guarantor of the Guaranteed Obligations. No condition or conditions precedent to the effectiveness of this Guaranty exist. This Guaranty shall be effective upon execution by Guarantor and delivery to Lender. This Guaranty may not be modified, amended or superseded except in a writing signed by Lender and Guarantor referencing this Guaranty by its date and specifically identifying the portions hereof that are to be modified, amended or superseded. The Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

11. Miscellaneous. The provisions of Sections 9.3, 9.4, 9.5 and 9.6 of the Note are incorporated herein by reference and made a part hereof mutatis mutandis. This Guaranty is a Loan Document.

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IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty as of the date first written above.

NANOVIBRONIX, INC.

By:	/s/ Stephen Brown
Name:	Stephen Brown
Title:	CFO